UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2024

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2024, Lisa Curtis notified Granite Construction Incorporated (the “Company”) that she will retire as the Company’s Executive Vice President, Chief Financial Officer on September 16, 2024. Ms. Curtis will continue to serve as a non-officer employee through March 31, 2025.
On May 14, 2024, the Board of Directors of the Company approved the appointment of Staci Woolsey as the Company’s Executive Vice President, Chief Financial Officer effective September 16, 2024. Ms. Woolsey will also continue to serve as the Company’s principal accounting officer.
Ms. Woolsey, age 47, joined the Company in June 2021 and was appointed Chief Accounting Officer on January 1, 2022. Prior to this appointment and since joining the Company in June 2021, Ms. Woolsey served in a non-officer role with accounting responsibilities and reported directly to Ms. Curtis. Prior to joining the Company, Ms. Woolsey was the Vice President and Corporate Controller from December 2018 to August 2020 and Vice President, Corporate Controller and Chief Accounting Officer from August 2020 to June 2021 of MDC Holdings, Inc., a homebuilding and financial services company. From February 2016 to December 2018, Ms. Woolsey was the Vice President and Controller of the Energy, Infrastructure and Industrial Construction division of AECOM, an infrastructure consulting services company. Ms. Woolsey received a B.S. degree in Accounting from the University of Idaho and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary

Date: May 14, 2024